UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
May 20, 2020

URBAN EDGE PROPERTIES
URBAN EDGE PROPERTIES LP
(Exact name of Registrant as specified in its charter)

Maryland	(Urban Edge Properties)	001-36523	(Urban Edge Properties)	47-6311266
Delaware	(Urban Edge Properties LP)	333-212951-01	(Urban Edge Properties LP)	36-4791544
(State or other jurisdiction of incorporation or organization)		(Commission File Number)		(I.R.S. Employer Identification Number)

888 Seventh Avenue
New York	NY	10019
(Address of Principal Executive offices) (Zip Code)

Registrant’s telephone number including area code:	(212)	956-2556

Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Urban Edge Properties

Title of class of registered securities	Trading symbol	Name of exchange on which registered
Common shares of beneficial interest, par value $0.01 per share	UE	The New York Stock Exchange
Urban Edge Properties LP

Title of class of registered securities	Trading symbol	Name of exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Urban Edge Properties  ☐                  Urban Edge Properties LP ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Urban Edge Properties ☐                   Urban Edge Properties LP ☐

This Current Report on Form 8-K is filed by Urban Edge Properties, a Maryland real estate investment trust (the “Company”), and Urban Edge Properties LP, a Delaware limited partnership through which the Company conducts substantially all of its operations (the “Operating Partnership”). The Company is the sole general partner of the Operating Partnership.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
As previously announced, Donald T. Briggs departed from his position as President of Development of the Company effective May 8, 2020 (the “Termination Date”).
In connection with his departure, Mr. Briggs entered into a separation and general release agreement, dated May 20, 2020 (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Briggs is entitled to the following payments and benefits, which are substantially similar to those that he was entitled to receive under the existing terms of his equity awards and employment agreement with the Company as a result of the termination of his employment:

•	a lump sum payment of $1,500,000, which represents 1.5 times the sum of base salary and target annual bonus;

•
a pro rata portion of the 2020 annual bonus in an amount of $52,083, to be paid at the time bonuses are paid to similarly situated employees of the Company and in any event no later than March 15, 2021;

•	medical, dental and vision insurance coverage substantially identical to that provided to other senior executives for one year following the Termination Date, subject to applicable law;

•
retention of his performance-based LTIP Unit award granted in 2019, pursuant to which he could earn up to an aggregate of 112,970 LTIP Units in the Operating Partnership (“LTIP Units”) subject to the achievement of performance-based hurdles; provided that Mr. Briggs will only earn these LTIP Units to the extent the performance-based hurdles are achieved and the number of LTIP Units earned will be prorated based upon the portion of the three-year measurement period that elapsed from the first day of such period through the Termination Date; and

•
vesting of outstanding equity awards that are subject to vesting based solely on continued employment, consisting of 212,205 LTIP Units and an option to purchase 1,000,000 common shares of the Company at an exercise price of $21.72 per share, which option will only remain exercisable for 60 days after the effectiveness of the Separation Agreement.

In addition, the Company agreed that 223,553 vested LTIP Units held by Mr. Briggs, including a portion of the LTIP Units vesting pursuant to the Separation Agreement, will be converted into Common Partnership Units in the Operating Partnership (“Common Units”), which will then be exchanged for an equal number of common shares of the Company upon the effectiveness of the Separation Agreement. Generally, vested LTIP Units may be converted into an equal number of Common Units conditioned upon minimum allocations to the capital accounts of the LTIP Units for federal income tax purposes and satisfaction of a minimum holding period, and such Common Units generally may be exchanged or redeemed for an equal number of common shares of the Company or the then market value of such common shares in cash. The Company agreed to the conversion of these LTIP Units of Mr. Briggs notwithstanding the fact that the conditions for such conversion had not yet occurred.
All compensation and benefits are conditioned upon the effectiveness of the Separation Agreement, which will occur on May 28, 2020 unless it is previously revoked by Mr. Briggs.
The Separation Agreement further provides that the restrictive covenants set forth in Mr. Briggs’s employment agreement with the Company (as such restrictive covenants were further amended by the Separation Agreement) will apply following the Termination Date in accordance with their terms.
The foregoing description of the Separation Agreement is a summary, which does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Separation Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

10.1	Separation and General Release Agreement dated May 20, 2020 between Donald T. Briggs and Urban Edge Properties
104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

URBAN EDGE PROPERTIES
(Registrant)

Date: May 22, 2020	By:	/s/ Robert C. Milton III
Robert C. Milton III, Executive Vice President and General Counsel

URBAN EDGE PROPERTIES LP
By: Urban Edge Properties, General Partner

Date: May 22, 2020	By:	/s/ Robert C. Milton III
Robert C. Milton III, Executive Vice President and General Counsel